                                                          Item 6 (a), Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                For the Periods


                                               July 1, 1998            January 1, 1998
                                                  through                  through
                                             September 30, 1998       September 30, 1998
                                             ------------------       ------------------
                                                (unaudited)               (unaudited)
Net Income                                       $    7,074                 $    1,634
                                                 ==========                 ==========

Weighted Average Number of Common
 Shares Outstanding                               2,210,434                  2,210,434
                                                 ==========                 ==========

Earning per Common Share                         $      .00                 $      .00
                                                 ==========                 ==========


                                          July 1, 1997           January 1, 1997
                                             through                 through
                                        September 30, 1997       September 30, 1997
                                        ------------------       ------------------
                                           (unaudited)               (unaudited)
Net Income                                  $   22,015                $  8,326
                                            ==========                ========

Weighted Average Number of
Common Shares Outstanding                    1,988,626                 835,911
                                            ==========                ========

Earning per Common Share                    $      .01                $    .01
                                            ==========                ========
